MATRIX SERVICE COMPANY AWARD AGREEMENT

August 25, 2026

«Grantee»
«Address1»
«Address2»
«City», «State» «PostalCode»

Dear «FirstName»:

1.Award. The awards set forth in this Award Agreement (this “Award Agreement”) are subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the 2020 Stock and Incentive Compensation Plan (the “Plan”), of Matrix Service Company, a Delaware corporation (the “Company”), a copy of which is on file with, and may be obtained from, the Secretary of the Company, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Award Agreement. To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

1.Restricted Stock Units Award.

a.Restricted Stock Units Award. The Company hereby grants you an aggregate of up to «Shares» restricted stock units (collectively, the “RSUs”). Each RSU entitles you to receive one share of common stock, par value $.01 per share, of the Company (the “Shares”), if the applicable restrictions described in Section 2(d)(ii) lapse pursuant to the terms of Section 2(e) (the “Restrictions”).

a.Form of Restricted Stock; Possession of Certificates. The Company shall issue the Shares you become entitled to receive hereunder with respect to the RSUs by book-entry registration or by issuance of a certificate or certificates for the Shares in your name as soon as practicable (and in no event later than 60 days) after the applicable Restrictions lapse. In the event the Company issues a certificate or certificates for the Shares, such certificates shall be subject to such stop transfer orders and other restrictions as the Committee may deem necessary or advisable under the Plan and rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are then listed, and any applicable foreign, federal or state securities laws.

a.Stockholder Rights Prior to Issuance of Shares. Neither you nor any of your beneficiaries shall be deemed to have any voting rights, rights to receive dividends or other rights as a stockholder of the Company with respect to any Shares covered by the

RSUs until the date of book-entry registration or issuance by the Company of a certificate to you for such Shares.

a.Restrictions.

i.Your ownership of the RSUs shall be subject to the Restrictions set forth in Section 2(d)(ii) until the Restrictions lapse pursuant to the terms of Section 2(e).

i.The Restrictions are as follows:

1.At the time of your termination of employment with the Company and its Affiliates, other than your termination of employment that occurs as a result of an event described in any of Sections 2(e)(ii) through (vi), you shall forfeit the RSUs to the Company and all of your rights thereto shall terminate without any payment of consideration by the Company.

1.You may not sell, assign, transfer or otherwise dispose of any RSUs, or any rights under the RSUs. No RSU and no rights under any such RSU may be pledged, alienated, attached or otherwise encumbered, other than by will or the laws of descent and distribution. If you or anyone claiming under or through you attempts to violate this Section 2(d)(ii)(B), such attempted violation shall be null and void and without effect, and all of the Company’s obligations hereunder shall terminate.

a.Lapse of Restrictions.

i.The Restrictions shall lapse with respect to the RSUs in three equal installments of 33.33% on each of the first, second and third anniversaries of the date of this Award Agreement (the “Grant Date”), such that the Restrictions shall have lapsed with respect to 100% of the RSUs on the third anniversary of the Grant Date.

i.Notwithstanding the provisions of Section 2(e)(i), the Restrictions shall lapse with respect to the RSUs upon the occurrence of your death or Disability (as defined below).

“Disability” means that (A) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months or (B) you become eligible to receive disability benefits under the long-term disability benefit plan sponsored by the Company. Notwithstanding the foregoing, all determinations of whether you are Disabled shall be made in accordance with Section 409A of the Code.

i.Notwithstanding the provisions of Section 2(e)(i), if you Retire (as defined below) on or after the first anniversary of the Grant Date, all of your RSUs for which the Restrictions have not lapsed will remain outstanding, and such Restrictions shall lapse on the earlier of (A) the applicable anniversary of the Grant Date set forth in Section 2(e)(i) and (B) your death; provided that you continue to comply with all of the Restrictive Covenants (as defined in Section 6(a)) from the date that you Retire through such earlier date.

“Retirement” or “Retire” shall mean your voluntary resignation with the Company and its Affiliates on or after the date on which you attain (A) age 65 or
(B) age 60 and have completed at least ten years of continuous service as an employee of the Company or an Affiliate; provided that you provide the Company with at least 60 days’ advance written notice of your resignation, all or any portion of which notice period may be waived by the Committee; provided further that the Committee may determine in its reasonable discretion that your resignation will not be treated as a “Retirement”.

i.You acknowledge and agree that if you Retire, you will not be eligible for any severance payments or benefits under any agreement entered into, or any plan or policy maintained, by the Company or any of its Affiliates, unless otherwise determined by the Committee.

i.Notwithstanding the provisions of Section 2(e)(i), in the event of a Change of Control, the RSUs may be continued or assumed by the continuing or successor (as the case may be) organization (the “Successor”), or the Successor may substitute an equivalent award. With respect to any RSUs that are continued, assumed or substituted for in accordance with this subsection (v), the Restrictions shall continue to lapse with respect to such RSUs (as the same may be adjusted in accordance with this subsection (v)) as set forth in Section 2(e)(i); provided, however, if you voluntarily resign your employment after suffering an Adverse Event (as defined below), or if your employment is involuntarily terminated without Cause (as defined below) in connection with a Change of Control or at any time prior to the second anniversary of the Change of Control, the Restrictions shall immediately lapse with respect to the RSUs.

“Adverse Event” shall mean:

1.a material reduction of your authorities, duties, or responsibilities with the Company;

1.a material reduction of your annual salary or a material reduction in your target annual incentive compensation, in each case other than a reduction which is applicable to all employees in the same salary grade as you; or

1.a transfer of your primary workplace by more than 35 miles.

If you purport to terminate your employment after suffering an Adverse Event, you must give the Company written notice of your intent to terminate your employment within 60 days after the occurrence of the event that allegedly constitutes an Adverse Event. The Company shall have a right to cure the event alleged to constitute an Adverse Event for a period of 30 days after the Company receives your written notice.

“Cause” shall mean your (A) theft of company property, embezzlement or dishonesty that results in harm to the Company or any Successor; (B) continued gross or willful neglect of your job responsibilities after receiving written warnings regarding such neglect from the Company or any Successor; (C) conviction of a felony or pleading nolo contendere to a felony charged under state or federal law; or (D) willful violation of Company policy or the policies of any Successor.

i.Notwithstanding the provisions of Section 2(e)(i), in the event a Change of Control occurs and the RSUs are not continued or assumed by the Successor and the Successor does not substitute an equivalent award, the Restrictions shall immediately lapse with respect to the RSUs.

1.Agreement with Respect to Taxes; Share Withholding.

a.You agree that (i) you will pay to the Company or an Affiliate, as the case may be, in cash, or make arrangements satisfactory to the Company or such Affiliate regarding the payment of any income, FICA or other taxes of any kind required by law to be withheld by the Company or any of its Affiliates with respect to the RSUs and/or the Shares and (ii) the Company or any of its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any such taxes required by law to be withheld with respect to the RSUs and the Shares.

a.With respect to withholding required upon the lapse of Restrictions or upon any other taxable event arising as a result of the RSUs awarded or the issuance of Shares to you, you may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under the Plan and applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). All such elections shall be irrevocable, made in writing, signed by you, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

1.Adjustment of Shares. The number of Shares subject to the RSUs awarded to you under this Award Agreement may be adjusted as provided in the Plan.

1.Agreement With Respect to Securities Matters. You agree that you will not sell or otherwise transfer any Shares received pursuant to this Award Agreement except pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration. Unless a registration statement relating to the Shares issuable upon the lapse of the Restrictions on the RSUs pursuant to this Award Agreement is in effect at the time of issuance of such Shares, the certificate(s) for the Shares shall contain the following legend:

The securities evidenced by this certificate have not been registered under the U.S. Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the U.S. Securities Act of 1933 and any other applicable securities laws, or receipt by the Company of an opinion of counsel or other evidence acceptable to the Company that such registration is not required under such acts.

1.Forfeiture and Clawback.

a.You agree that in the event you violate the confidentiality, non-competition, non-solicitation or non-disparagement provisions set forth in any agreement between you and the Company or any Affiliate, or in any plan of the Company or any Affiliate in which you participate, including without limitation, the non-solicitation provisions of Section 7 below (collectively, the “Restrictive Covenants”), you will forfeit in their entirety the RSUs, and all of your rights thereto shall terminate without any payment of consideration by the Company.

a.Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, you acknowledge that any incentive-based compensation paid to you hereunder may be subject to recovery by the Company under any clawback policy which the Company may adopt from time to time, including without limitation the Company’s clawback policy adopted on August 29, 2023, which is designed to comply with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 of the Securities Exchange Act of 1934, and Section 5608 of the Nasdaq Listing Rules. You agree to promptly return any such incentive-based compensation which the Company determines it is required to recover from you under any such clawback policy.

1.Non-Solicitation.
a.Non-Solicitation of Employees. During the period beginning on the Grant Date and ending on the second anniversary of the date of your termination of employment with the Company and its Affiliates, regardless of the reason for your termination of employment, you shall not, directly, or indirectly by assisting others: (i) cause or attempt to cause or encourage any employee of the Company or an Affiliate to terminate his or her relationship with the Company or an Affiliate or (ii) solicit the employment or engagement as a consultant or adviser, of any employee of the Company or an Affiliate or any former employee of the Company or an Affiliate who left the employ of the Company or Affiliate within two years following your termination of employment with the Company or an Affiliate.

a.Reasonableness of Restriction. You agree and acknowledge that the above non-solicitation covenant is reasonable in the scope of activities restricted, the geographic area covered by the restriction and the duration of the restriction, and is necessary in that it protects the legitimate business interests of the Company and its Affiliates in its confidential information, its proprietary work, and its relationships with its employees, customers, suppliers and agents and that it does not unreasonably impair your ability to earn a livelihood or to support your dependents.

a.Irreparable Harm; Injunctive Relief. You agree and acknowledge that a violation by you of the non-solicitation covenant contained herein will result in immediate and irreparable harm to the Company for which there is no adequate remedy at law. You hereby agree that the Company will be entitled, in addition to any remedies it might have under this Award Agreement or at law, to injunctive and other equitable relief to prevent or curtail any threatened or actual breach of this Award Agreement by you, without the posting of bond or other security.

a.Extension of Covenant. During any breach of the non-solicitation provisions of this Award Agreement, the period of restraint set forth herein shall be automatically tolled and suspended for the amount of time that the violation continues.

a.Survival of Covenants. Your obligations pursuant to this Section 7 shall survive the termination of this Award Agreement and the termination of your employment with the Company and its Affiliates.

a.Attorneys' Fees. You agree to pay the Company any attorneys’ fees and costs which the Company incurs in enforcing, to any extent, the provisions of this Section 7, whether or not litigation is actually commenced, and including any appeal.

1.Compliance with 409A. The Company intends that this Award Agreement and the Plan either (a) comply with Section 409A of the Code and guidance thereunder (“Section 409A”) or (b) be exempt from the provisions of Section 409A. Accordingly, the Company reserves the right and you agree that the Company shall have the right, without your consent and without prior notice to you, to amend either or both this Award Agreement and the Plan to cause this Award Agreement and the Plan to be so compliant or so excepted and to take such other actions under the Plan and this Award Agreement to achieve such compliance or exemption. If the payment of any benefit herein would be subject to additional taxes and interest under Section 409A because the timing of such payment is not delayed as provided in Section 409A for a “specified employee” (within the meaning of Section 409A) then if you are a specified employee, any such payment that you would otherwise be entitled to receive during the first six months following a “separation from service” (as defined in Section 409A) shall be accumulated and paid or provided, as applicable, within 10 days after the date that is six months following such separation from service, or such earlier date upon which such amount can be paid or provided under Section 409A without being subject to such additional taxes and interest imposed pursuant to Section 409A and related provisions of the Code.

1.Certain Definitions. Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the respective meanings provided in the Plan.

1.Designation of Beneficiary. Your beneficiary for receipt of any payment made under this Award Agreement in the event of your death shall be the person(s) designated as your beneficiary(ies) on a form prescribed by the Company. If no beneficiary is designated, upon your death, payment shall be made to your estate.

[Signature Page to Follow]

If you accept this Award Agreement and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

MATRIX SERVICE COMPANY

By: Name:
Title:

The foregoing Award Agreement is accepted by me as of , and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

«Grantee»